Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture (the “Supplemental Indenture”) is dated as of March 14, 2011 among IMS Health Incorporated, a Delaware corporation (the “Issuer”), the Guarantors listed on the signature pages hereto and U.S. Bank National Association, as Trustee (the “Trustee”). Capitalized terms not defined herein shall have the meanings assigned to them in the Indenture (as defined below).

W I T N E S S E T H

WHEREAS, the Issuer and the Trustee have previously become parties to an Indenture, dated as of February 26, 2010 (the “Indenture”), providing for the issuance of the Issuer’s 12 1⁄2% Senior Notes due 2018;

WHEREAS, the Issuer proposes to amend the Indenture as contemplated by this Supplemental Indenture (such amendments, collectively, the “Amendments”);

WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuer and the Trustee may amend or supplement the Indenture as contemplated by this Supplemental Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, the Issuer has obtained the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, pursuant to the Consent Solicitation Statement, dated March 3, 2011, to the Amendments upon the terms and subject to the conditions set forth therein;

WHEREAS, the Issuer has done all things necessary to make this Supplemental Indenture a valid agreement of the Issuer in accordance with the terms of the Indenture and has satisfied all other conditions required under Article 9 of the Indenture; and

WHEREAS, pursuant to Section 9.06, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to effect the Amendments, the parties hereto agree as follows:

Section 1. Amendments. Effective as of the date hereof, the Indenture is hereby amended as follows:

(a) The definition of “Incremental Facilities” is hereby deleted in its entirety and replaced with the following:

““Incremental Facilities” means any secured incremental credit facilities pursuant to the Credit Agreement on the terms of such incremental facility as in effect on March 16, 2011.”

(b) Section 4.09(a) of the Indenture is hereby amended by replacing “2.25 to 1.00” with “2.00 to 1.00”.

(c) Section 4.09(b)(1) of the Indenture is hereby deleted in its entirety and replaced with the following:

“the incurrence of Indebtedness under Credit Facilities by the Issuer and, subject to the proviso in this clause (1) below, any Restricted Subsidiary of the Issuer, and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), in an aggregate principal amount that, together with the aggregate amount of Receivables Facilities incurred pursuant to Section 4.09(b)(12) below, does not exceed at any one time outstanding (i) the sum of (x) $2,475,000,000 plus (y) an aggregate principal amount of Incremental Facilities issued under the Credit Facilities equal to the sum of (A) $150,000,000 plus (B) an additional amount not to exceed $150,000,000, in the case of this clause (B), to the extent the Consolidated Secured Leverage Ratio of the Issuer and its Restricted Subsidiaries as of the date of such incurrence and after giving pro forma effect thereto (including a pro forma application of the net proceeds therefrom) would be no greater than 3.75 to 1.00, less (ii) the aggregate amount of mandatory principal payments actually made by the Issuer from the proceeds of Asset Sales consummated after the Closing Date; provided, however that the amount of Indebtedness that may be incurred pursuant to this clause (b)(1) by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed $200,000,000 at any one time outstanding;”

(d) Section 4.09(b)(19) of the Indenture is hereby deleted in its entirety and replaced with the following:

“Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock of (a) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged or amalgamated with or into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture, or (b) the Issuer or any Subsidiary Guarantor incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by the Issuer or a Restricted Subsidiary of all of the Capital Stock of any Person engaged in a Similar Business or of any division, line of business or business unit engaged in a Similar Business (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger, amalgamation or consolidation with, any Person owning such assets); provided that (in case of each clause (a) and (b) above), (A) immediately after giving pro forma effect to such acquisition and the incurrence of such Indebtedness, the Issuer would have had, for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, a Fixed Charge Coverage Ratio of not less than either (x) 2.00 to 1.00 or (y) both (i) the Fixed Charge Coverage Ratio immediately prior to acquisition and the incurrence of such Indebtedness and (ii) 1.75 to 1.00, (B) all such Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity at the time such Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of, the Notes and (C) such Indebtedness is issued, acquired or guaranteed by the Issuer and/or one or more of the Subsidiary Guarantors and is subordinated (or such guarantee is subordinated) to the Notes (and any such Subsidiary Guarantor’s guarantee thereof) on terms customary for senior subordinated notes issued in Rule 144A offerings (as reasonably determined in good faith pursuant to an Officer’s Certificate);”

(e) Section 4.09(b)(20) of the Indenture is hereby amended by replacing “$150,000,000” with “$250,000,000”.

(f) Section 4.12 of the Indenture is hereby amended by replacing “3.00 to 1.00” with “3.25 to 1.00”.

Section 2. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3. Successors. All agreements of the Issuer in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in Section 11.06 of the Indenture.

Section 4. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 6. Indenture Continues In Force and Effect. Except as specifically amended hereby, the Indenture shall continue in full force and effect, and from and after the date hereof, the Indenture and this Supplemental Indenture shall constitute one instrument.

Section7. Effect of Headings. The Section headings herein are for convenience only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 8. Trustee. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture and it shall not be responsible for any the recitals contained herein.

[Signature pages to follow.]

IN WITNESS WHEREOF, the Issuer, the Guarantors and the Trustee have caused this Supplemental Indenture to be executed in their respective names as of the date first above written.

IMS HEALTH INCORPORATED,
as Issuer

By:	/s/ Jeffrey J. Ford
	Name:	Jeffrey J. Ford
	Title:	Vice President and Treasurer

HEALTHCARE TECHNOLOGY INTERMEDIATE HOLDINGS, INC., as Holdings

By:	/s/ Jeffrey J. Ford
	Name:	Jeffrey J. Ford
	Title:	Vice President and Treasurer

Signature Page to Supplemental Indenture

IMS HEALTH TRANSPORTATION SERVICES CORPORATION
IMS SOFTWARE SERVICES LTD.

By:	/s/ Sean Ascher
	Name:	Sean Ascher
	Title:	President

INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD.

By:	/s/ Sean Ascher
	Name:	Sean Ascher
	Title:	Vice President and Treasurer

MARKET RESEARCH MANAGEMENT, INC.

By:	/s/ Sean Ascher
	Name:	Sean Ascher
	Title:	Vice President

IMS HEALTH LICENSING ASSOCIATES, L.L.C.

By:	/s/ Sean Ascher
	Name:	Sean Ascher
	Title:	Responsible Officer

Signature Page to Supplemental Indenture

ARSENAL HOLDING COMPANY
ARSENAL HOLDING (II) COMPANY
DATA NICHE ASSOCIATES, INC.
IMS HEALTH INDIA HOLDING CORPORATION
IMS HEALTH TRADING CORPORATION
RX INDIA CORPORATION
VALUEMEDICS RESEARCH, LLC
IMS HEALTH HOLDING CORPORATION
IMS HEALTH INVESTING CORPORATION
IMS HEALTH INVESTMENTS, INC.
IMS HEALTH PURCHASING, INC.
IMS HEALTH FINANCE, INC.
IMS SERVICES, LLC
IMS TRADING MANAGEMENT, INC.

By:	/s/ Jeffrey J. Ford
	Name:	Jeffrey J. Ford
	Title:	President

ENTERPRISE ASSOCIATES L.L.C.

By:	/s/ Jeffrey J. Ford
	Name:	Jeffrey J. Ford
	Title:	Vice President

Signature Page to Supplemental Indenture

COORDINATED MANAGEMENT HOLDINGS, L.L.C.
COORDINATED MANAGEMENT SYSTEMS, INC.
SPARTAN LEASING CORPORATION

By:	/s/ Margaret F. Cupp
	Name:	Margaret F. Cupp
	Title:	President

IMS CHINAMETRIK INCORPORATED

By:	/s/ Margaret F. Cupp
	Name:	Margaret F. Cupp
	Title:	Vice President

IMS HOLDING INC.

By:	/s/ Margaret F. Cupp
	Name:	Margaret F. Cupp
	Title:	Vice President and Secretary

Signature Page to Supplemental Indenture

IMS CONTRACTING & COMPLIANCE, INC.

By:	/s/ Alex Guizzetti
	Name:	Alex Guizzetti
	Title:	President

Signature Page to Supplemental Indenture

IMS GOVERNMENT SOLUTIONS, INC.

By:	/s/ George Rollins
	Name:	George Rollins
	Title:	President

Signature Page to Supplemental Indenture

PHARMETRICS, INC.

By:	/s/ Daniel Malloy
	Name:	Daniel Malloy
	Title:	President

Signature Page to Supplemental Indenture

HEALTH BENCHMARKS, INC.
HEALTH VANGUARD, INC.

By:	/s/ Hossam Sadek
	Name:	Hossam Sadek
	Title:	President

Signature Page to Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

Signature Page to Supplemental Indenture